EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Old National Bancorp, which is incorporated by reference in Old National Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
July 16, 2001